THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON SEPTEMBER 30, 1998 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SENIOR SUBORDINATED NOTE, PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AS AMENDED, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                             ZIMMERMAN SIGN COMPANY

                            SENIOR SUBORDINATED NOTE

$____________                             Originally Issued: September 30, 1998
                                          Amended and Reissued:  April __, 2001

         FOR VALUE RECEIVED, Zimmerman Sign Company, a Texas corporation (the "Company"), hereby promises to pay to ________________________________ (the
"Purchaser"), or its registered assigns, the principal amount of $____________ together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         This Note was originally issued with an aggregate principal amount of $_________, and accruing interest at a rate of 12.00% per annum pursuant to a Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of September 30, 1998 (as amended, the "Agreement"), between the Company, Continental Illinois Venture Corporation, MIG Partners VIII and the other persons identified on the signature pages thereto. Pursuant to Amendment No. 2 of the Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of ____________, 2001, between the Company, the Purchaser and certain other purchasers, the Company has agreed to reissue this Note on the terms set forth herein. This Senior Subordinated Note (this "Note") is one of the "Notes" referred to in the Agreement. The holder of this Note is entitled to the benefits of, and is subject to other provisions contained in, the Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Certain capitalized terms are defined in Section 6 hereof. Other capitalized terms used in this Note but not otherwise defined herein have the meanings set forth for such terms in the Agreement.

         1.       Payment of Interest.

                  (a) Interest shall accrue at the Contract Rate on the unpaid principal amount of this Note outstanding from time to time, compounded annually on each December 15; provided that so long as any Event of Default has occurred and is continuing, interest shall accrue to the extent permitted by law at the Contract Rate plus 2.0 percentage points per annum on the unpaid principal amount of this Note outstanding from time to time for the period beginning on the date on which such Event of Default occurs and ending on the date on which such Event of Default actually ceases to exist. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.

                  (b) So long as this Note remains outstanding, on each Quarterly Payment Date after the Closing Date the Company shall pay in cash to the holder of this Note all interest which has accrued thereon through such date; provided, that, (i) the Company may defer the payment of all of the interest that accrues prior to July 1, 2002 at a time during which the Contract Rate is 15.0% (and such interest shall accumulate as provided herein), and (ii) the Company may defer the payment of up to 20% of the interest that accrues after July 1, 2002 at a time during which the Contract Rate is 15.0% (and such interest shall accumulate as provided herein), but in no event shall any such payment be deferred beyond the date on which the final principal payment on this
Note is due. Except to the extent prohibited under applicable law (or as allowed pursuant to the immediately preceding sentence), any accrued interest which is not paid on the Quarterly Payment Date on which it is payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note. Any accrued interest which for any reason has not theretofore been paid shall be due and payable upon the payment in full of the outstanding principal balance of this Note.

                  (c) For purposes hereof, the "Contract Rate" shall mean 15.00% per annum, provided, that if the Company's Cash Flow Leverage Ratio for two Consecutive Measurement Periods is less than or equal to 3.0 to 1.0 and as of the end of such second Measurement Period the Company has paid all accrued interest on this Note (including interest deferred pursuant to clause (b) above) in full in cash, then thereafter, the Contract Rate shall be 12.00% per annum.

         2.       Payment of Principal.

                  (a) Scheduled Payments. On each Quarterly Payment Date following the occurrence of the Amortization Trigger Date through the Maturity Date, the Company shall pay one- eighth of the original principal amount of this Note (or if the principal amount then outstanding on this Note is less than such amount, the remaining principal amount then outstanding); provided, that, the Company shall pay the entire principal amount of this Note then outstanding on the Final Maturity Date. The payments required to be made on each Quarterly Payment Date and the Maturity Date are referred to herein collectively as the "Scheduled Payments." Any such payment pursuant to this Section 2(a) shall be accompanied by payment in cash of all interest accrued to the date of such payment (if any), plus the Redemption Premium Amount payable as of the date of such repayment (if any).

                  (b) Optional Prepayments. Subject to the terms and conditions of this Section 2(b), the Company may, at its option, prepay at any time and from time to time, all or any part of the outstanding principal amount due on the Notes; provided, however, that each such prepayment shall be made solely in cash and shall be made to all Noteholders, pro rata according to the principal amounts of their respective Notes, and that the aggregate amount of any such prepayment shall be in increments of $500,000 (or such lesser amount equal to the aggregate principal amount of all Notes then outstanding). Prepayments of principal shall equal the amount so prepaid, plus an amount equal to the amount of all interest accrued on such principal amount and not yet paid, plus an amount equal to the Redemption Premium Amount calculated with respect thereto. To exercise its option to make any optional prepayment hereunder, the Company must give the holder hereof written notice of such prepayment not less than five days and not more than ten days prior to the date fixed for such prepayment, specifying the date of proposed prepayment, the aggregate principal amount of all Notes to be prepaid on such date, the aggregate amount of interest and the aggregate Redemption Premium Amount, if any, to be paid with such aggregate prepayment of principal, on such date, the principal amount of this Note to be prepaid on such date, the Redemption Premium Amount, if any, to be paid with respect to this Note on such date, and the amount of interest to be paid with such prepayment of principal on this Note. All optional prepayments of principal made pursuant to this Section 2(b) shall be applied against principal amounts due in the inverse order of maturity thereof. Each notice of a prepayment delivered hereunder shall be irrevocable and the amounts specified in the immediately preceding sentence shall become due and payable on the date specified therein for repayment.

                  (c) Involuntary Prepayment. Concurrently with any payment of principal received by the holder of this Note resulting from the exercise by such holder of any remedy available to such holder subsequent to the occurrence of an Event of Default and the acceleration of the payment of principal and interest hereunder, the Company shall pay to such holder in cash the Redemption Premium Amount with respect thereto, if any.

                  (d) Payment of Interest with Principal. Contemporaneously with making any payment or prepayment of principal on this Note, the Company will also pay in cash to the holder hereof all interest accrued but unpaid on this Note through the date of such payment in respect of such principal.

         3.       Method of Payments.

                  (a) Home Office Payment. So long as the Purchaser or any of its nominees shall be the holder of this Note, and notwithstanding anything contained in this or any other Note to the contrary, the Company will pay all sums for principal, interest, premiums, dividends or otherwise becoming due on this Note not later than 1:00 p.m., Chicago time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the holder thereof designates in writing, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 1:00 p.m., Chicago time, on a Business Day will be deemed made on the next following Business Day. Prior to any sale or other disposition of any Note by the Purchaser or its nominee, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such

Note(s) to the Company in exchange for a new Note or Notes, as the case may be, pursuant to Section 3(c). The Company will afford the benefits of this Section 3(a) to each Person which is the direct or indirect transferee of any Note purchased, or deemed to be held, by the Purchaser under the Agreement and which has made the same agreement relating to this Note as the Purchaser has made in this Section 3(a).

                  (b) Allocation. In the case of any payment (whether a Scheduled Payment, an optional prepayment, an involuntary prepayment, a payment of interest, a payment of principal, a payment of Redemption Premium Amount or any other payment) with respect to any of the Notes, the amount paid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid amount of principal, interest and Redemption Premium Amount thereof, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion. Each such payment shall be applied first to the payment of Redemption Premium Amount then due and payable, second to the payment of accrued and unpaid interest and, after payment of the Redemption Premium Amount and unpaid interest, to payment of principal. In the case of each payment of principal of the Notes, the principal amount to be paid shall mature and become due and payable on the date fixed for such payment, together with interest on such principal amount and Redemption Premium Amount, if any, accrued to such date. From and after such date, interest on such principal amount shall cease to accrue, unless the Company shall fail to pay such principal amount when so due and payable, together with such accrued interest and Redemption Premium Amount. Any Note paid in full shall be surrendered to the Company and canceled and shall not be reissued.

                  (c) Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor. The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance.

                  (d) Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon receipt of an indemnity reasonably satisfactory to the Company (provided that, if the Noteholder is a Purchaser, its own unsecured agreement shall be satisfactory) or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any
Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of the Agreement.

         4.       Subordination.

                  (a) Notes Subordinated to Senior Indebtedness. Subject to
Section 4(d) below and solely for the benefit of the holders of Senior Indebtedness, the Noteholder by its acceptance hereof covenants and agrees that all payments of the principal of (and premium, if any), and interest on, this Note shall be subordinated in accordance with the provisions of this Section 4 to the prior payment in full of all Senior Indebtedness. For purposes of this
Section 4, the term "Senior Indebtedness" shall mean the payment obligations of the Company under the Loan Agreement as Amended, with respect to the repayment of principal, the payment of interest, reasonable and customary fees, and the reimbursement of reasonable expenses incurred; provided, however, that no such amendment, modification, extension, supplement or refinancing of the Loan Agreement shall directly or indirectly (i) increase the amount or extend or accelerate the date of any scheduled or mandatory payment of principal or interest thereunder, except that (A) the Company may borrow and reborrow from time to time under the Revolver and the Term B Loan and the Revolver may be renewed from time to time providing for a new maturity date, provided that in connection with any such renewal the Loan Agreement shall be amended in a manner so as not to be on terms more restrictive in any manner than the terms being renewed; provided further that such new maturity date shall not, in the case of the Term B Loan, be after the original maturity date of the Term B Loan, (B) any scheduled or mandatory principal payment under the Term A Loan or the Term C Loan may be extended so long as the weighted average life to maturity of the Term A Loan and the Term C Loan, measured from the date of Closing and taking into account all repayments of principal previously made in respect thereof as of the time of such determination, if any, is not increased by more than six months from that in effect at the Closing, and (C) such amendment may increase the principal amount of Senior Indebtedness so long as the aggregate of all such increases pursuant to this clause (C) from and after the date of the Closing shall not exceed $2,000,000 in the aggregate, (ii) increase the rate or rates at which interest accrues or the methods of calculation thereof (including without limitation by amending any provisions (including definitions) used in calculating such interest rates such that a higher rate or margin may apply),
(iii) increase any fees, indemnities, expense reimbursements or other charges payable to the lenders thereunder, or (iv) amend, modify, add or otherwise impose any representation, covenant or default or any other term or provision in a manner which is more onerous or more restrictive on the holders of the Notes or the Company or change any of the restrictions in the Loan Agreement or other agreements delivered in connection therewith or relating to performance by the Company of the Note Obligations (including restrictions which prohibit or limit the payment or prepayment of any amount with respect to the Notes or the Note Obligations). The foregoing notwithstanding, in no event will the Notes be subordinated at any time to an amount of Senior Indebtedness exceeding an aggregate amount equal to $23,500,000, plus the aggregate (not to exceed $2,000,000) of the principal amounts, if any, by which the aggregate principal amount of Senior Indebtedness is increased pursuant to an amendment or amendments thereto permitted by clause (i)(C) of this Section 4(a), minus the aggregate amount of permanent reductions in the outstanding principal of, or commitments to extend credit under the Loan Agreement as Amended.

                  (b)      Priority and Payment Over of Proceeds in Certain
                           Events.

                           (i) Subordination on Dissolution, Liquidation or Reorganization of the Company. Upon payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company (collectively, a "Reorganization"), all Senior Indebtedness shall first be paid in full, or payment provided for in cash or cash equivalents in a manner reasonably satisfactory to the holders of Senior Indebtedness, before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities (except that Noteholders may receive equity securities or other securities which are subordinated to the Senior Indebtedness at least to the same extent as set forth herein ("Junior Securities")), on account of principal of (or premium, if any) or interest on the Notes and to that end the holders of Senior Indebtedness shall be entitled to receive (pro rata on the basis of the respective amounts of Senior Indebtedness held by them) directly, for application to the payment thereof (to the extent necessary to pay all Senior Indebtedness in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the holders of such Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities (other than Junior Securities), in respect of the Notes. Each Noteholder will retain the right to vote all claims in respect of the Notes in any Reorganization.

                           (ii) Subordination on Default in Senior Indebtedness. No direct or indirect payment by or on behalf of the Company of principal of (and premium, if any) or interest on, this Note, whether pursuant to the terms hereof, upon acceleration of this Note or otherwise, shall be made if at the time of such payment there exists
         (A) a default in payment of all or any portion of principal of, interest on, fees or other amounts owing which constitute Senior Indebtedness (a "Payment Default"), or (B) subject to the following sentences, any Nonmonetary Default (defined below) and the Noteholder has received notice thereof from the holder(s) of a majority in principal amount of the Senior Indebtedness (the "Majority Senior Lender"), accompanied by a certification from the Persons delivering such notice that such Persons are such holders, and in either case such default shall not have been cured or waived in writing, provided, however, that if the holders of Senior Indebtedness have not, within the period specified in the next sentence with respect to a Nonmonetary Default, declared the Senior Indebtedness to be immediately due and payable (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such acceleration), then and in that event, all payments then or previously due with respect to the Notes or the Agreement shall be paid. With respect to any Nonmonetary Default, the period referred to in the preceding sentence shall commence only upon delivery by the Majority Senior Lender of written notice to the Noteholders (specifying all defaults and events of default existing at such time under the Loan Agreement as Amended), of the commencement of such period, accompanied by a certification from the Persons delivering such notice that such Person or Persons are such Majority Senior Lender, and shall end on the earlier of (ii) the 179th day after the beginning of such period and (y) the first such date as of which all defaults described in such notice have been cured (such period, a "Payment Blockage Period"). The aggregate number of days during which any one or more Payment Blockage Periods may be in effect within any 365 consecutive days shall not exceed 180 days and no event of default (whether a Payment Default or a Nonmonetary Default) that previously served as a basis for the commencement of any such period or that was in existence upon or after the commencement of any period, or on or after the date of delivery of the notice described in such clause (B), will be the basis for a future such notice (it being understood that any breach of a financial covenant contained in Sections 9.5 through 9.8 of the Loan Agreement, or of any other financial covenant that may be included in the Loan Agreement as Amended, measured as of any particular date will be deemed to be cured if, as of any subsequent date on which compliance with such covenant is tested, no breach of such covenant exists). Upon termination of any such period, all amounts previously due and unpaid with respect to the Notes shall be paid and all amounts which thereafter become due with respect to the Notes shall be paid when due. For purposes hereof, a "Nonmonetary Default" is any event of default, other than a Payment Default, under the Loan Agreement as Amended, if the aggregate amount of all Senior Indebtedness then outstanding will become immediately due and payable either upon occurrence thereof or upon demand by the holders of such Senior Indebtedness.

                           (iii)    Rights and Obligations of the Noteholder.

                                    (A) In the event that, notwithstanding the
                  foregoing provision prohibiting such payment or distribution, the Noteholder shall have received any payment (other than payment of Junior Securities) on account of this Note at a time when such payment is prohibited by such provision before the Senior Indebtedness is paid in full, then and in such event, such payment or distribution shall be received and held in trust by the Noteholder apart from its other assets and paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay in full such Senior Indebtedness in accordance with its terms and after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                                    (B) The Noteholder shall not, without the
                  prior written consent of the Majority Senior Lender, accelerate the maturity of, or institute proceedings to enforce, this Note or commence or join with any other creditor of the Company in commencing any proceeding against the Company seeking to effect a Reorganization, notwithstanding any provision to the contrary contained in this Note or in any agreement or instrument relating hereto, except on or after the first to occur of a Standstill Termination Event (defined below) or the 90th day following the occurrence of an Event of Default except to the extent necessary to toll any statute of limitations that would extinguish any remedy of the Noteholder of this Note. For purposes of the foregoing, a "Standstill Termination Event" will be deemed to occur upon the earlier of
                  (1) commencement of a Reorganization and (2) the acceleration of the maturity of or set-off against any Senior Indebtedness, whether directly or indirectly (including by way of any termination of commitments or reduction in commitments of more than $250,000 under any Senior Indebtedness).

                                    (C) Upon any payment or distribution of
                  assets or securities referred to in this Section 4, the Noteholder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Noteholder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

                  (c) Subrogation. Upon the payment in full of all Senior Indebtedness, the Noteholder shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Section 4 and to the right of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Notes shall be paid in full, and for the purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of any cash, property or securities to which the Noteholder would be entitled except for the provisions of this Section 4, and no payment over pursuant to the provisions of this
Section 4 to holders of Senior Indebtedness by the Noteholder, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Noteholders, be deemed to be payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Noteholder, on the other hand.

         If any payment or distribution to which the Noteholder would otherwise have been entitled but for the provisions of this Section 4 shall have been applied, pursuant to the provisions of this Section 4, to the payment of Senior Indebtedness, then and in such case, the Noteholders shall be entitled to receive from the holders of Senior Indebtedness (pro rata based on the principal amount of their respective Notes) at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all Senior Indebtedness in full.

                  (d) Obligations of the Company Unconditional. The provisions of Section 4(a) through 4(c) above are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the holder of this Note, on the other hand. Nothing contained in this Section 4 or elsewhere in this Note or in any other Note is intended to or shall impair, as between the Company and the Noteholders, the obligations of the Company, which are absolute and unconditional, to pay to the Noteholders the principal of (and premium, if any), and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholders and creditors of the Company, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, as between the

Company and the Noteholders, prevent the Noteholder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under the Agreement. Without limiting the foregoing, the failure to make a payment on account of principal of, or interest on, or the Redemption Premium Amount, if any, with respect to, the Notes by reason of any provision of this
Section 4 shall not be construed as preventing the occurrence of a Default or an Event of Default under this Note or the Agreement or in any way prevent the holder of this Note from exercising any right hereunder or under the Agreement other than as provided in this Section 4.

                  (e) Notice to Noteholders. The Company shall give prompt written notice to the Noteholder of any fact known to the Company which would prohibit the making of any payment on or in respect of the Notes, but failure to give such notice shall not affect the subordination of this Note to the Senior Indebtedness provided in this Section 4. Notwithstanding the provisions of this
Section 4 or any other provision of the Agreement or this Note, the Noteholder shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or in respect of this Note, unless and until the Noteholder shall have received written notice thereof from the Majority Senior Lender in accordance with Section 4(b)(ii) and prior to the receipt of any such written notice, subject to the provisions of this Section 4, the Noteholders shall be entitled in all respects to assume no such facts exist. Nothing contained in this Section 4(e) shall limit the rights of the holders of Senior Indebtedness to recover payments as contemplated by Sections 4(a) and 4(b).

                  (f) Right of Any Holder as Holder of Senior Indebtedness; Amendments. Any holder of Senior Indebtedness in its individual capacity shall be entitled to all the rights set forth in this Section 4, subject to the limitations set forth herein, with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Agreement shall deprive such holder of any of its rights as such holder, provided that the provisions of this Section 4 may be amended with the consent of the Majority Senior Lender.

                  (g) Limitation on Subordination. The indebtedness evidenced by this Note shall rank equally with all other Notes and all existing and future indebtedness of the Company (other than the Senior Indebtedness and any other indebtedness that is fully and adequately secured) except for such indebtedness as may be subordinate thereto and as may be required by bankruptcy or other laws affecting the rights of creditors generally.

                  (h) Reinstatement. The provisions of this Section 4 shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                  (i) Notices. Any notice required by this Section 4 to be given to the Noteholder shall be given in accordance with Section 10 below.

         5. Defaults Remedies. In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of, and accrued and unpaid interest and the Redemption Premium

Amount on, this Note may become, or be declared and become, due and payable in the manner and with the effect provided in the Agreement.

         6.       Definitions.

         "Amortization Trigger Date" means the date that is the earlier of (i) September 30, 2003 and (ii) the 90th day following the date on which the Term Loan is paid in full.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their activities.

         "Final Maturity Date" means the date that is the eighth Quarterly Payment Date following the Amortization Trigger Date.

         "Loans" shall have the meaning set forth in the Loan Agreement.

         "Loan Agreement" means the Second Amended and Restated Revolving Credit and Loan Agreement, dated as of the Closing Date by and between the Company and Comerica Bank - Texas, a Texas banking association, as in effect on such date and without amendment or waiver of any provision thereof.

         "Loan Agreement as Amended" means the Loan Agreement, as such agreement may be amended, supplemented, restated or modified from time to time hereafter in accordance, and not directly or indirectly inconsistent, with the proviso to the definition of "Senior Indebtedness" in Section 4(a) above and with the Agreement.

         "Majority Senior Lender" means holders of a majority in principal amount of the Senior Indebtedness, provided that the Majority Senior Lender shall be deemed to be Comerica Bank - Texas until one or more subsequent such holders of the Senior Indebtedness have delivered to the Noteholders a certification that such Persons are the Majority Senior Lenders.

         "Noteholder" with respect to this Note, means at any time each Person then the record owner hereof and "Noteholders" means all of such Noteholders collectively.

         "Note Obligation" means any obligation of the Company with respect to the repayment or performance of any monetary obligation of such party arising under or in connection with the Agreement, the Notes or any other document delivered in connection therewith or herewith, and "Note Obligations" means all of such Note Obligations collectively.

         "Redemption Premium Amount" means

                  (a) with respect to any repayment of principal of this Note made on or prior to the first anniversary of the Closing Date, 5.0% multiplied by the aggregate principal amount of this Note so prepaid;




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



                  (b) with respect to any repayment of principal of this Note made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 4.0% multiplied by the aggregate principal amount of this Note so prepaid;

                  (c) with respect to any repayment of principal of this Note made after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 3.0% multiplied by the aggregate principal amount of this Note so prepaid;

                  (d) with respect to any repayment of principal of this Note made after the third anniversary of this Closing Date and on or prior to the fourth anniversary of the Closing Date, 2.0% multiplied by the aggregate principal amount of this Note so prepaid;

                  (e) with respect to any repayment of principal of this Note made after the fourth anniversary of this Closing Date and on or prior to the fifth anniversary of the Closing Date, 1.0% multiplied by the aggregate principal amount of this Note so prepaid; and

                  (f) with respect to any repayment of principal of this Note made after the fifth anniversary of the Closing Date, zero.

         "Quarterly Payment Date" shall mean June 15, September 15, December 15 and March 15 of each year, or if such day is not a Business Day, the first Business Day prior to such date.

         "Senior Indebtedness" has the meaning given such term in Section 4(a) above.

         "Term Loan" means, collectively, the loans made to the Company pursuant to the Term Note A and the Term Note C (each as defined in the Loan Agreement).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at or as of any date, the number of years (calculated to the nearest 1/100th) obtained by dividing

                  (a) the sum, for each of the then remaining installment, sinking fund, scheduled maturity or other required payments of principal, including payments at final maturity, in respect of such Indebtedness (each, an "Installment"), of the amounts obtained by multiplying (i) the amount of each such Installment, by (ii) the number of years (calculated to the nearest 1/100th) from such date to the date on which such payment is required to be made, by

                   (b) the then outstanding aggregate principal amount of such Indebtedness.

         7. Note Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Note and all rights hereunder are transferable, in whole or in part, without charge to the holder.

         8. Amendment and Waiver. The provisions of this Note may be modified, amended or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only in the manner set forth in the Agreement; provided, however that the provisions of Section 4 may be modified, amended or waived with (and may not be amended without) the consent of the Majority Senior Lender.

         9. Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, this Note will be surrendered to the Company for cancellation and will not be reissued.

         10. Place of Payment and Notices. Subject to Section 3(a) above, payments of principal and interest are to be delivered to the Noteholder of this Note at the following address: c/o Continental Illinois Venture Corporation, 231 South LaSalle Street, Chicago, Illinois 60697, or at such other address as such Noteholder has specified by prior written notice to the Company. Notices by the Majority Senior Lender or holders of Senior Indebtedness may be delivered to the attention of Bank of America, as agent for delivery of notice to the holder of this Note at the following address: 231 South LaSalle Street, Chicago, Illinois 60697, Attn: Robert Perille or at such other address as such Noteholder has specified by prior written notice to the Majority Senior Lender. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof at the foregoing address. A copy of all notices relating to payments of principal and interest hereunder and all other notices are to be delivered as provided in Section 10 of the Agreement.

         11. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         12. Third Party Beneficiary. Certain provisions of this Note (including, without limitation, the subordinated payment provisions) are for the benefit of the Majority Senior Lender and may be enforced by such person against the Noteholder of this Note (or its assignee) or any one or more of them in accordance with the provisions hereof. Section 4 hereof shall be amended only with the consent of each of the Noteholder, the Company and the Majority Senior Lender.

         13. Payments Held in Trust. If, notwithstanding the provisions of
Section 4 hereof, any Noteholder receives any payment on account of this Note at such time when payment is prohibited by the provisions of Section 4, unless directed otherwise by a court of competent jurisdiction, such payment shall be held in trust by such Noteholder apart from its other assets and paid over and delivered to the Majority Senior Lender to the extent necessary to pay in full in cash such Senior Indebtedness in accordance with its terms.

         14. No Reserve. The Company shall not and the Noteholder shall not require a sinking fund or similar fund to be established in support of payments on this Note as provided herein.

                            *     *     *      *     *



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



         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

ZIMMERMAN SIGN COMPANY


By:   /s/  Jeffrey P. Johnson
      -----------------------------------------------------------
Its:     Vice President, Chief Financial Officer
          and Secretary




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